UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D . C .   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   October 15, 2011

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b)

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Hong Guo as Director.  On October 15, 2011, Altair Nanotechnologies Inc. (the “Company”) appointed Hong Guo to the Board of Directors of the Company to fill the vacancy arising from the previously reported resignation of Pierre Lortie.

Ms. Guo, age 45, has worked as an attorney in private practice at Guo Law Corporation in Richmond, BC, British Columbia since May 2009.  From November 2005 to April 2009, and from June 1999 to February 2002, Ms. Guo was an associate with the Merchant Law Group.  From February 2002 to October 2005, Ms. Guo was a partner at the Derun Law Firm and in house counsel for XinDe Holdings Limited, a joint venture between Citic Group and Siemens. Ms. Guo earned a B.A. in History from Beijing University, an M.A. in Sociology from University of Regina in Saskatchewan and an L.L.B. from the University of Windsor College of Law in Ontario.

Ms. Guo will serve on the Audit Committee and receive standard board compensation, as described below.

Change in Board Compensation.  On October 15, 2011, the Board of Directors amended its compensation program for the Board of Directors to reduce the compensation of all directors appointed after July 2011 to $20,000 per annum.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: October 20, 2011	By:	/s/ Christopher Coley
Christopher Coley Vice President and General Counsel

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